UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Materials Pursuant to § 240.14a-12

ZAP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

______________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________________

ZAP

501 Fourth Street
Santa Rosa, California 95401
_______________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [__________], 2006

_______________________

To Our Shareholders:

Notice is hereby given that a special meeting of shareholders will be held at [________] located at [__________], Santa Rosa, California [______________] on [____________], 2006, at [____] [_].m., P.S.T., for the following purposes:

1. to approve the issuance and sale of up to 20,000,000 shares of common stock and up to 6,000,000 securities exercisable or convertible into shares of common stock at below-market prices, as more fully described in the accompanying proxy statement; and

2. to act upon such other business as may properly come before the special meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any other business to come before the special meeting.

Shareholders of record as of the close of business on [____________], 2006 are entitled to the notice of and to vote their shares by proxy or at the special meeting.

By Order of the Board of Directors,

Renay Cude
Corporate Secretary

Santa Rosa, California
[____________], 2006

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE SPECIAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TABLE OF CONTENTS

Page
1
ABOUT THE SPECIAL MEETING	1
What is the purpose of the Special Meeting?	1
Why is the company raising capital?	1
Who is entitled to vote?	1
What constitutes a quorum?	1
How do I vote?	1
Can I change my vote after I return my proxy card?	2
What is the board of directors' recommendation?	2
What vote is required to approve Proposal No. 1?	2
What is a broker non-vote and discretionary broker voting?	2
Who pays for the proxy solicitation?	3
Do I have appraisal rights under California law?	3
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL NO. 1 — APPROVAL OF THE ISSUANCE AND SALE OF UP TO 20,000,000 SHARES OF COMMON STOCK AND UP TO 6,000,000 SECURITIES EXERCISABLE OR CONVERTIBLE INTO SHARES OF COMMON STOCK AT BELOW-MARKET PRICES	6
SHAREHOLDER PROPOSALS	10
ADDITIONAL INFORMATION	10

ii

SPECIAL MEETING OF SHAREHOLDERS
OF
ZAP

______________________________________

PROXY STATEMENT
______________________________________

Our board of directors solicits the accompanying proxy for use at a special meeting of shareholders (the “Special Meeting”) to be held on [____________], 2006, at [____] [ ].m., P.S.T, at [________] located at [____________], Santa Rosa, California [_______] and at any adjournment or postponement thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our shareholders is [____________], 2006. Our corporate headquarters is located at 501 Fourth Street, Santa Rosa, California 95401 and our telephone number is (707) 525-8658.

ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

At the Special Meeting, shareholders will vote on (i) the issuance and sale of up to 20,000,000 shares of common stock and up to 6,000,000 securities exercisable or convertible into shares of common stock at below-market prices, as more fully described in Proposal 1 below; and (ii) such other business as may properly come before the Special Meeting or any postponement or adjournment thereof. Our board of directors is not aware of any matters that will be brought before the Special Meeting, other than procedural matters, that are not referred to in the enclosed notice of the Special Meeting.

Why is the company raising capital?

We require additional capital to expand our current operations and to capitalize on business opportunities associated with sales of our automobiles and consumer transportation products. The capital will be used primarily: (i) to purchase XebraTM vehicles, both sedan and utility truck models, from our Chinese partner to fulfill the increasing demand for 100% electric vehicles in the United States, and (ii) to continue building our dealer network and expanding our marketing initiatives. We will also use the proceeds to purchase consumer product inventory for the continued roll-out of new products, to add qualified sales and professional staff to execute on our business plan, and to expand our efforts in the research and development of advanced technology vehicles, such as the ethanol-driven OBVIO! automobiles and other fuel efficient vehicles.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, [____________], 2006, are entitled to receive notice of the Special Meeting and to vote shares of common stock held as of the record date at the Special Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee) and plan to attend and vote in person at the Special Meeting, you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date.

What constitutes a quorum?

Holders of a majority of the outstanding shares of common stock must be present or represented at the Special Meeting in order to have a quorum. Abstentions will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Brokers with no discretion to vote on the proposal will not be counted towards quorum. If the persons present or represented by proxy at the Special Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as directed. If you are a shareholder of record and you attend the Special Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Special Meeting will need to obtain a proxy card from the institution that holds their shares as a holder of record. If your proxy card is signed and returned by you or your broker or other nominee without specifying choices, your shares will be voted “FOR” Proposal No. 1.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your signed proxy, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

What is the board of directors' recommendation?

Our board of directors unanimously recommends that shareholders vote for Proposal No. 1.

If your proxy card is properly executed and received in time for voting, and not revoked, such proxy card will be voted in accordance with your instructions marked on the proxy card. In the absence of any instructions or directions to the contrary, persons named in the enclosed proxy will vote all shares of common stock for Proposal No. 1.

The board does not know of any other matters other than the proposal set forth above that may be brought before the Special Meeting or any postponement or adjournment thereof. In the event that any other matters should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

What vote is required to approve Proposal No. 1?

Per NYSE Arca Rule 5.3(d), the proposal to approve the issuance and sale of up to 20,000,000 shares of common stock and up to 6,000,000 securities exercisable or convertible into shares of common stock at below-market prices, referred to as Proposal No. 1, requires shareholder approval. Proposal No. 1 requires the approval of the affirmative vote of a majority of the shares of common stock present or represented and voting at the Special Meeting. Abstentions are not considered shares voting on Proposal No. 1, but can have the effect of preventing approval of Proposal No. 1 where the number of affirmative votes, although a majority of the votes cast for Proposal No. 1, does not constitute a majority of the required quorum.

What is a broker non-vote and discretionary broker voting?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum if the broker has the discretion to vote on at least one proposal.

Under NYSE Arca Rule 9.4, discretionary broker voting is generally prohibited on all proposals. However, the rule allows a holder of record, such as a broker, to vote on a proposal without instruction from the beneficial owner if such person has discretion to vote on the proposal pursuant to the rules of another national securities exchange to which such record holder is a member.

Broker Is a Member of the NYSE Arca and another national securities exchange

A broker who is a member of both the NYSE Arca and another national securities exchange will have discretion to vote on Proposal No. 1. Therefore, a broker that does not receive specific instructions from the beneficial owner will have discretion to vote on Proposal No. 1. Given such discretion, a broker who returns a proxy signed, but with no vote indicated, will have its vote treated as a vote “FOR” Proposal No. 1.

Broker is Only a Member of the NYSE Arca

As NYSE Arca Rule 9.4 generally prohibits discretionary broker voting unless the broker has dual responsibilities on another exchange, a broker that is only a member of the NYSE Arca will not have discretion to vote on Proposal No. 1 without explicit directions from the beneficial owner. Where the broker does not receive instructions from the beneficial owner, those shares will not be counted towards quorum or voted towards the proposal as it will be a broker non-vote where the broker did not have discretion to vote on any proposal.

Who pays for the proxy solicitation?

We will pay the cost of the proxy solicitation, including the cost of preparing, printing and mailing the notice of the Special Meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of our common stock and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

Do I have appraisal rights under California law?

No shareholder, whether abstaining, voting “FOR” or “AGAINST” Proposal No. 1 will be entitled to appraisal rights or the right to receive cash for shares under California law or otherwise. At the date this proxy statement went to press, we did not know of any matters to be raised at the Special Meeting other than those referred to in Proposal No. 1.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 14, 2006, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) our chief executive officer and each of our executive officers, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of August 14, 2006. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 35,542,426 shares of common stock outstanding as of August 14, 2006, plus, for each individual, any securities that individual has the right to acquire within 60 days of August 14, 2006.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o ZAP, 501 Fourth Street, Santa Rosa, California 95401.

Name and Address	Shares Beneficially Owned	Percentage of Class

Beneficial Owners of More than 5%:
Sunshine 511 Holdings (1)	3,000,000	7.8%
101 N. Clematis Street, Suite 511 West Palm Beach, Florida 33401

Daka Development Ltd. (2)	2,860,719	7.5%
8/F Leroy Plaza, Unit C 15 Cheung Shun Street Chung Sha Wan Kin, Hong Kong

Fusion Capital Fund II, LLC (3)	2,500,000	6.6%
222 Merchandise Mart Plaza, Suite 9-112 Chicago, IL 60654

Jeffrey G. Banks (4)	4,414,672	11.6%
1314 Sunny Hills Road Oakland, CA 94610

Phi-Nest Fund, LP (5)	2,441,176	6.9%
2385 Executive Drive, Suite 100 Boca Raton, Florida 33431

Directors and Executive Officers:
Steven Schneider (6)	15,664,655	32.4%

Gary Starr (7)	7,362,182	17.6%

William Hartman (8)	706,806	2.0%

Renay Cude (9)	2,443,437	6.4%

Max Scheder-Bieschin (10)	569,167	1.6%

Guy Fieri (11)	102,186	*

Name and Address	Shares Beneficially Owned	Percentage of Class

Matthias Heinze (12)	251,111	*

Raymond Byrne	0	*

Peter Scholl (13)	600,000	1.7%

All Directors and Executive Officers as a group (9 persons)	27,699,544	46.8%
_______________
* Less than 1%.

(1)
Includes 3,000,000 shares of common stock issuable upon the exercise of warrants. The managing partner is Andrew Schneider, a cousin of ZAP’s CEO. The address for Sunshine 511 Holdings is 101 N. Clematis Street, Suite 511, West Palm Beach, FL 33401.

(2)
Includes 2,352,056 shares of common stock issuable upon the exercise of warrants. The managing partner is Raymond Chow. The address for Daka Development is Unit C 8/F Leroy Plaza, 15 Cheung Shun Street, Chung Sha Wan Kin, Hong Kong.

(3)
Includes 2,500,000 shares of common stock issuable upon the exercise of warrants. Pursuant to the terms of the warrants, Fusion Capital is not entitled to exercise the warrants to the extent such exercise would cause the aggregate number of shares of common stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the common stock following such exercise. Steve Martin is the managing partner. The address for Fusion Capital is 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.

(4)	Includes 2,550,000 shares of common stock issuable upon the exercise of warrants.
(5)	The address for Phi-Nest Fund, L.P. is 2385 Executive Drive, Suite 100, Boca Raton, FL 33431. Mr. Howard Deverett is the Fund Manager.
(6)	Includes 11,353,878 shares of common stock issuable upon the exercise of warrants and 1,385,777 shares of stock issuable upon the exercise of stock options.
(7)	Includes 4,946,509 shares of common stock issuable upon the exercise of warrants and 1,452,444 shares of stock issuable upon the exercise of stock options.
(8)	Includes 545,000 shares of common stock issuable upon the exercise of warrants and 111,806 shares of stock issuable upon the exercise of stock options.
(9)	Includes 1,387,078 shares of common stock issuable upon the exercise of warrants and 1,000,994 shares of stock issuable upon the exercise of stock options.
(10)	Includes 350,000 shares of common stock issuable upon the exercise of warrants and 204,167 shares of stock issuable upon the exercise of stock options.
(11)	Includes 65,278 shares of common stock issuable upon the exercise of stock options.
(12)	Includes 100,000 shares of common stock issuable upon the exercise of warrants and 150,000 shares of stock issuable upon the exercise of stock options.
(13)	Includes 600,000 shares of common stock issuable upon the exercise of warrants.

See Proposal No. 1 below for a description of transactions or arrangements that may result in the change in control of our company.

PROPOSAL NO. 1— APPROVAL OF THE ISSUANCE AND SALE OF UP TO 20,000,000 SHARES OF COMMON STOCK AND UP TO 6,000,000 SECURITIES EXERCISABLE OR CONVERTIBLE INTO SHARES OF COMMON STOCK AT BELOW-MARKET PRICES

Subject to shareholder approval at the Special Meeting, our board of directors has determined that it is in the best interests of the company and our shareholders to raise between $10.0 million and $15.0 million of capital by selling shares of our common stock and securities exercisable or convertible into shares of our common stock at a price that will represent a discount from the market price of our common stock. We may offer these securities in one or more financing transactions, all of which are collectively referred to in this proxy statement as the financing transaction. We anticipate that the purchase price per share of common stock (assuming no value is attributed to any convertible securities issued in the financing transaction) issued in the financing transaction will represent a discount of between 10% to 50% from the market price of our common stock on the date any agreement is signed to raise the funds. The actual discount to the market price will be determined based on a number of factors, including but not limited to market conditions, stock price, volume and similar factors. For this purpose, the market price will be equal to the market price of a share of our common stock as reported on the NYSE Arca, or such other market on which our common stock may be trading. The description of the potential financing transaction in this proxy statement is not intended to constitute an offer, or the solicitation of an offer, to purchase our securities to be offered in the financing transaction.

Reasons for the Financing Transaction.  In reaching our decision to seek approval from our shareholders to potentially raise between $10.0 million and $15.0 million in the financing transaction, our board of directors consulted with our senior management and considered a number of factors in favor of the proposed financing. Currently, we require additional capital to continue expanding our current operations. The capital will be used primarily: (i) to purchase Xebra™ vehicles, both sedan and utility truck models, from our Chinese partner to fulfill the increasing demand for 100% electric vehicles in the United States, and (ii) to continue building our dealer network and expanding our marketing initiatives. We will also use the proceeds to purchase consumer product inventory for the continued roll-out of new products, to add qualified sales and professional staff to execute on our business plan, and to expand our efforts in the research and development of advanced technology vehicles, such as the ethanol-driven OBVIO! automobiles and other fuel efficient vehicles.

After considering numerous potential financing alternatives, including alternate financing structures, our board of directors determined that a potential private placement of our common stock and other securities exercisable or convertible into common stock was the best available alternative and would provide the greatest potential value for the company and our shareholders, as well as provide the necessary capital to pursue our long-term strategic goals.

As discussed below, on August 23, 2006, we received notice from NYSE Regulation, Inc. that we are not in compliance with certain continued listing requirements. We believe that an infusion of new capital will allow us to execute our business plan, which we believe will assist us in regaining compliance with the NYSE Arca’s continued listing requirements.

Use of Proceeds. Under our current business plan, we estimate that any net proceeds of the financing transaction will be used as follows:

•	To purchase additional Xebra™ vehicles, both the sedan and the utility truck models;
•	To continue building out our dealer network and expanding our marketing initiatives regarding electric and other advanced technology vehicles;
•	To purchase additional consumer product inventory, including our new scooter and portable energy products;
•	To attract and retain qualified sales and professional staff in order to execute on our business plan; and
•	To expand our efforts in research and development and to invest in ventures focused on expanding our mission in advanced technology vehicles.

The allocation of proceeds will be based on our assumptions concerning the timing of the receipt of proceeds in the financing transaction, our business objectives, finances and other matters. If current assumptions are not accurate, or other unforeseen conditions or opportunities affecting our business arise, there could be material changes to our operational expectations. Therefore, we could find it advisable to allocate the proceeds of the financing transaction in a manner different from that described.

Terms of the Financing Transaction.  The final terms of the financing transaction are not currently known. However, the financing transaction will be subject to the requirements described in this Proposal No. 1.

It is anticipated that we will raise from $10.0 million to $15.0 million by offering and selling securities consisting of common stock and warrants to purchase shares of common stock. As of the date of this proxy statement, we are unable to provide you with an approximate price per share for the common stock to be sold in the financing transaction. However, we do anticipate that the price per share will be at a discount to the market price of our common stock of between 10% to 50% as of the date we sign any agreement to raise the funds. Based upon the market price of our common stock, as reported on the NYSE Arca on the record date, the price per share would be between $[ ] to $[ ]. However, this range is based on the market price of our common stock as of the record date and could vary, perhaps substantially, depending upon the market price of our common stock as of the date we sign any agreement to raise the funds and the discount to market factors described above. We do not anticipate that we will attribute any value to the warrants that we contemplate issuing in the financing transaction. The maximum number of shares of common stock and warrants or other securities exercisable or convertible into shares of common stock that we may issue in the financing transaction will depend upon the market price of the common stock on the date we sell the securities in the financing transaction. However, the aggregate number of shares of common stock that we may issue shall not exceed 20,000,000 shares of common stock and the total number of warrants or other securities exercisable or convertible into shares of common stock that we may issue shall not exceed 6,000,000, including the issuance of securities to placement agents as compensation for their services related to the financing transaction.

As of the record date, the closing price of our common stock as reported on the NYSE Arca was $[___]. The board of directors believes the ability to sell our securities at a discount from the market price of our common stock as of the date of an agreement with a placement agent is necessary to provide the board with maximum flexibility in setting the terms of the financing transaction.

We have not determined the final terms and conditions upon which we would issue the securities to be authorized for issuance in accordance with this Proposal No. 1. The board of directors will determine the terms and conditions of any such issuances in its sole discretion. We cannot assure you that we will be able to sell any or all of the securities on terms satisfactory to us.

Any shares of common stock issued pursuant to the financing transaction will have the rights and privileges, including the voting, dividend and liquidation rights that the presently outstanding shares of common stock possess under our Articles of Incorporation. Our shareholders generally do not have preemptive rights with respect to our common stock and existing holders of common stock would not have any preferential or participation rights if the board of directors issues additional shares of common stock, warrants or other securities in the financing transaction.

The final terms of warrants or other securities exercisable or convertible into shares of common stock that we may issue in the financing transaction, including, but not limited to, any conversion or redemption prices and other matters, will be determined by our board of directors. We estimate that any warrants issued to a placement agent as placement agent compensation will be at a premium to the offering price, but will likely be at a discount to the market price on the date of any agreement with a placement agent. We estimate that any warrants issued to investors in the financing transaction will be at a premium to the market price of our common stock on the date any agreement is signed to raise the funds.

We are asking for the flexibility to issue shares of common stock or other securities exercisable or convertible into shares of our common stock on such terms as our board of directors may determine to be appropriate from time to time. If our shareholders approve this Proposal No. 1 at the Special Meeting, we will not solicit further authorization for the issuance of securities in the financing transaction by a vote of shareholders prior to such issuance, unless otherwise required under applicable laws, rules or regulations.

We intend to offer these securities in an offering which is exempt from the registration requirements of the Securities Act of 1933, as amended, referred to as the Securities Act, pursuant to Section 4(2) of the Securities Act and under Regulation D promulgated under the Securities Act. These securities may not be offered and sold absent registration or exemption from such registration requirements. It is anticipated that we will register the resale of the securities sold in the financing transaction under the Securities Act.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities. Offers and sales of shares of common stock and securities exercisable into shares of common stock will only be made in private placement transactions exempt from the registration requirements of the Securities Act and applicable state securities laws on the terms and subject to the conditions of the disclosure documents prepared for such offer and sale.

Listing on the NYSE Arca.  Our common stock is listed on the NYSE Arca. Subject to shareholder approval of Proposal No. 1 and the consummation of the financing transaction, we intend to file an additional listing application with the NYSE Arca to list the shares of common stock and the common stock issuable upon exercise of warrants to be issued in the financing transaction.

As indicated in our Current Report on Form 8-K filed on August 29, 2006, we are currently not in compliance with the continued listing standards of the NYSE Arca. In particular, we are not in compliance with the requirement that we have total net tangible assets of at least $500,000, or a net worth of at least $2,000,000. Further, from July 11, 2006 through August 17, 2006, our common stock closed below the $1.00 per share minimum bid price requirement.

We intend to submit a plan to NYSE Regulation, Inc. by September 15, 2006 setting forth the steps that we intend to take to regain compliance with the NYSE Arca’s continued listing standards within 18 months. In order to be in compliance, we must, among other requirements, have total net tangible assets of at least $500,000, or a net worth of at least $2,000,000, as well as maintain a minimum bid price of at least $1.00 per share.

Shareholder Approval Requirement.  Under NYSE Arca Rule 5.3(d), we are required to obtain shareholder approval in connection with any transaction, other than a public offering, that involves the sale, issuance or potential issuance of common stock, or securities convertible into common stock, that equals 20% or more of our then-outstanding common stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance. As of the record date, we had [__________] shares of common stock outstanding, and the book value of a share of common stock was $[____]. Accordingly, because our proposed issuance of up to 20,000,000 shares of our common stock at a discount from the market price of our common stock on the date we sign any agreement to raise the funds will be in excess of the NYSE Arca 20% threshold, we submit this Proposal No. 1 for the shareholders’ approval in order to comply with NYSE Arca rules.

In addition, our issuance of securities in connection with the financing transaction will require that we comply with the registration requirements under applicable federal and state securities laws or determine that the issuance satisfies an applicable exemption from such registration requirements. Shareholder approval does not obviate the need for compliance with the requirements of the Securities Act, the Securities Exchange Act of 1934 or other NYSE Arca requirements. For example, if we issue all or a substantial portion of these 20,000,000 shares in a sale for cash to a single purchaser or to a group of affiliated purchasers that could be deemed to control us as a result of such purchase, we may need to obtain further shareholder approval for such issuance, and either we, or the purchasers, or both, may be required to file additional reports with the SEC.

Dissenters’ Rights.  Under California law, shareholders will not have any dissenters’ or appraisal rights in connection with this Proposal No. 1.

Dilutive and Other Effects of the Approval of This Proposal No. 1.  If this Proposal No. 1 is approved, our company will have the authority to issue, without further shareholder approval, up to 20,000,000 shares of common stock and up to 6,000,000 securities exercisable or convertible into shares of our common stock.

Potential Dilutive Effect on Our Stock.  As a result of the financing transaction, the number of shares of outstanding common stock will increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing shareholders. The exercise or conversion of securities exercisable or convertible into shares of common stock and anti-dilution adjustments to the exercise or conversion price of such securities could further dilute the ownership interests and voting power of existing shareholders.

If this Proposal No. 1 is approved and we sell all 20,000,000 shares of common stock, our shareholders will incur significant dilution of their interests in our company. As of the record date, there were [________] shares of our common stock outstanding. Assuming the issuance of all 20,000,000 shares, purchasers of our common stock in the financing transaction will own approximately [_____]% of our outstanding common stock immediately following the financing transaction. Current shareholders as of the record date will own approximately [____]% of our outstanding common stock. Further dilution will occur upon the exercise of any of the convertible securities, including the warrants that may be issued in the financing transaction. Shareholders should consider the potential dilution in determining whether to approve this Proposal No. 1.

Potential Negative Effect on Our Stock Price.  As a result of the financing transaction, we may issue a substantial number of shares of our common stock and warrants or other securities exercisable or convertible into shares of our common stock, at a per share price below the market price of the common stock as of the date of issuance. The issuance of common stock and shares of common stock issuable upon exercise of warrants or conversion of other securities could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

If we issue 20,000,000 additional shares of our common stock in the future, a substantial portion of those shares will become eligible for sale in the public markets, subject to certain volume limitations, after expiration of the one-year holding period required under Rule 144 of the Securities Act and all of the shares could be eligible for sale in the public markets after two years pursuant to Rule 144(k), without any volume limitations. These shares could become eligible for resale in the public markets earlier if, in connection with the sale of the shares, we agree to file a registration statement with the SEC covering the resale of the shares. Any such sales, or the anticipation of the possibility of such sales, represent an overhang on the market and could depress the market price of our common stock. Similarly, a continuous series of warrant exercises, followed by sales of the common stock in the public markets might adversely impact the value of our common stock. The board of directors may generally attempt to moderate the timing and amount of sales of our common stock to the public in an effort to minimize any adverse pressure on the value of the common stock. No assurance can be given, however, that these attempts will be successful.

Certain Purchasers May Become Significant Shareholders. As a result of the financing transaction, one or more persons could become the beneficial owner of a substantial amount of our common stock and, as such, will have significant voting power with respect to our shares and be able to exert substantial influence over our business and affairs if they choose to do so. Any such person or persons will likely to be able to affect the outcome of all matters brought before the shareholders, including the election of all directors and the approval of mergers and other business combination transactions.

Future Stock Issuances Could Effect a Change in Control of Our Company. As a result of the financing transaction, we could issue 20,000,000 additional shares of common stock, which is approximately [____]% of the number of shares of common stock outstanding as of the record date. This would result in a change in the persons having control of our company. The persons acquiring control would have significant voting power and be able to control our business and affairs if they choose to do so. Any such person or persons will determine the outcome of all matters brought before the shareholders, including the election of all directors and the approval of mergers and other business combination transactions.

Principal Effect of Non-Approval of Proposal No. 1. Absent shareholder approval of this Proposal No. 1, we will be unable to consummate a financing transaction described in this Proposal No. 1 and raise additional capital to purchase additional Xebra™ vehicle inventory to satisfy current demand, purchase consumer product inventory, fund research and development of new vehicles and products, increase our marketing and distribution efforts, or hire additional qualified sales and professional staff. If we are unable to undertake these and similar initiatives, it could have a materially adverse effect on our business.

Interests of Certain Persons in Proposal No. 1. None of our directors or officers intends to purchase, directly or indirectly, any securities to be issued by us in the financing transaction.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

SHAREHOLDER PROPOSALS

Any shareholder who intends to submit a proposal at the 2007 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 31, 2006. Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws. Our bylaws do not contain such an advance notice provision. Accordingly, for our 2007 Annual Meeting of Shareholders, shareholders’ written notices must be received by us before March 16, 2007 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy. Such proposals should be sent to Renay Cude, Corporate Secretary, ZAP 501 Fourth Street, Santa Rosa, California 95401.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We will, upon written request and without charge, provide to any person solicited hereunder copies of any of our reports, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, ZAP, 501 Fourth Street, Santa Rosa, California, 95401. Also, such reports may be obtained from our Internet homepage at http://www.zapworld.com.

REVOCABLE PROXY

ZAP
Special Meeting of Shareholders - [__________], 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Steven Schneider and Renay Cude and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Special Meeting of Shareholders (the “Special Meeting”) of ZAP (the “Company”) to be held at [_________] located at [____________], Santa Rosa, California [______], on [__________], 2006 at [____] [ ].m., P.S.T., and at any postponement or adjournment thereof, and to vote all of the shares of common stock (“Common Stock”), of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR PROPOSAL NO. 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY.

(Continued and to be signed on reverse side)

The Board of Directors recommends a vote “FOR” the proposal listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To issue and sell up to 20,000,000 shares of Common Stock and up to 6,000,000 securities exercisable or convertible into shares of Common Stock at below-market prices.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Special Meeting or at any postponement or adjournment thereof, and after notification to the Corporate Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Corporate Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the Proxy Statement relating thereto.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

_________________________  _________________________  DATE:_________________, 2006
Signature(s)           (Please date this Proxy)

NOTE:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.